                                                                  EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                           TECHNOLOGY HOLDINGS, INC.,

                                       and

                             COLLEXIS HOLDINGS, INC.

                                February 13, 2007

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                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----

                                       ii

                                      iii

                                LIST OF EXHIBITS

Exhibits
--------

Exhibit A      Certificate of Incorporation of Surviving Corporation

Exhibit B      By-laws of Surviving Corporation

Exhibit C      Directors and Officers of Surviving Corporation

                                       iv

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER is entered into as of February 13. 2007 by and between TECHNOLOGY HOLDINGS ("Parent"), a Nevada corporation, and
COLLEXIS HOLDINGS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Company is primarily engaged in the business of developing and marketing software that enables discovery by pulling the key ideas out of text;

      WHEREAS, the Board of Directors of each of Parent and the Company has approved, and deems it advisable and in the best interests of its stockholders to consummate, the acquisition of the Company by Parent, which acquisition is to be effected by the merger of the Company with and into the Parent, with the
Parent being the surviving entity (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement (as defined herein); and

      WHEREAS, the parties hereto intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal
Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Capitalized terms used in this Agreement shall have the following meanings:

      "Acquisition Proposal" shall have the meaning given to such term in
Section 6.2 hereof.

      "Action" shall mean any claim, action, suit, proceeding, investigation or order.

      "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person.
For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person through the ownership of voting securities, by contract or otherwise.

      "Agreement" shall mean this Agreement and Plan of Merger, including the
Company Disclosure Schedule, the Parent Disclosure Schedule and the exhibits attached hereto or referred to herein, as the same may be amended or modified from time to time in accordance with the provisions hereof.

      "Balance Sheet" shall have the meaning given to such term in Section 4.5 hereof.

      "Balance Sheet Date" shall have the meaning given to such term in Section
4.5 hereof.

      "By-laws" shall have the meaning given to such term in Section 2.3(b)
hereof.

      "Certificate of Incorporation" shall have the meaning given to such term in Section 2.3(a) hereof.

      "Closing" shall have the meaning given to such term in Section 2.5 hereof.

      "Closing Date" shall have the meaning given to such term in Section 2.5 hereof.

      "Code" shall have the meaning given to such term in the third recital to this Agreement.

      "Commission" shall mean the United States Securities and Exchange
Commission.

      "Common Stock Options" shall have the meaning given to such term in
Section 3.3(a) hereof.

      "Company" shall have the meaning given to such term in the preamble to this Agreement.

      "Company Capital Stock" shall mean, collectively, the Company Common
Stock.

      "Company Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

      "Company Material Adverse Effect" shall mean any change, effect or circumstance that by itself, or together with other changes, effects and circumstances is materially adverse or is reasonably likely to be materially adverse to the business, assets, liabilities, condition (financial or otherwise)
or operations of the Company and its subsidiaries, taken as a whole.

      "Contract" shall have the meaning given to such term in Section 4.4 hereof.

      "Consents" shall mean any permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to, with or by any Person.

      "DGCL" shall mean the General Corporation Law of the State of Delaware, as
amended.

      "Dissenting Shares" shall have the meaning given to such term in Section
3.2(d) hereof.

      "Effective Time" shall have the meaning given to such term in Section 2.2 hereof.

      "Employee Benefit Plans" shall have the meaning assigned to it in Section
4.13 hereof.

      "Environmental Law" shall mean the Comprehensive Environmental Response,
Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq.; the Emergency
Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et
seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.;
the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Federal
Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq. and
comparable state statutes dealing with the registration, labeling and use of pesticides and herbicides; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; the
Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251 et
seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss.

                                        2

300f et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.
1801 et seq., as any of the above referenced statutes have been amended as of the date hereof, all rules, regulations and policies promulgated pursuant to any of the above referenced statutes, and any other foreign, federal, state or local law, statute, ordinance, rule, regulation or policy governing environmental matters, as the same have been amended as of the date hereof.

      "ERISA" shall mean the Employee Retirement Income Securities Act of 1974, as amended, and the regulations issued thereunder.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder.

      "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States consistently applied.

      "Hazardous Material" means any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, chemical substance or mixture, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law;
(c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas; or (d) mold.

      "Incentive Plans" shall have the meaning given to such term in Section
3.3(d) hereof.

      "Indebtedness" shall mean any obligation of the Company that under GAAP is required to be shown on the Balance Sheet of the Company as a Liability. Any
obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company shall be deemed to be Indebtedness even though such obligation is not assumed by the Company.

      "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or for which the Company is otherwise contingently liable.

      "Information Statement" shall have the meaning given to such term in
Section 7.7 hereof.

      "Intellectual Property" shall have the meaning given to such term in
Section 4.12(b) hereof.

      "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

      "Letter of Transmittal" shall have the meaning assigned to it in Section
3.2 hereof.

                                        3

      "Liability" shall mean any and all liability, debt, obligation, deficiency, Tax, penalty, fine, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due and regardless of when asserted.

      "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform
Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

      "Merger" shall have the meaning given to such term in the second recital to this Agreement.

      "Parent" shall have the meaning given to such term in the preamble to this
Agreement.

      "Parent Balance Sheet" shall have the meaning assigned to such term in
Section 5.13 hereof.

      "Parent Balance Sheet Date" shall have the meaning assigned to it in
Section 5.13 hereof.

      "Parent Common Stock" shall have the meaning given to such term in the fourth recital to this Agreement.

      "Parent Employee Benefit Plans" shall have the meaning assigned to such term in Section 5.16 hereof.

      "Parent Financial Statements" shall have the meaning assigned to such term in Section 5.11 hereof.

      "Parent Material Adverse Effect" means any change, effect or circumstance that by itself, or together with other changes, effects and circumstances is materially adverse or is reasonably likely to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or operations of Parent and its subsidiaries, taken as a whole.

      "Parent SEC Documents" shall have the meaning assigned to such term in
Section 5.10(b) hereof.

      "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmens' and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

                                        4

      "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust or other entity or organization, including any government or political subdivision or an agency or instrumentality thereof.

      "Private Placement" shall mean the private placement offering to accredited investors of units consisting of shares of Parent Common Stock.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations issued thereunder.

      "Stockholder" shall mean any record holder of Company Capital Stock.

      "Surviving Corporation" shall have the meaning given to such term in
Section 2.1 hereof.

      "Tax" or "Taxes" shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the
United States (federal, state or local) or other applicable jurisdiction; (b)
any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Code Section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing
Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in either clauses (a) or (b).

      "Tax Return" shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns
(including Form 1099 and partnership returns filed on Form 1065)) required to be supplied to a Tax authority relating to Taxes.

      "Tax Sharing Agreements" shall have the meaning given to such term in
Section 4.15 hereof.

                                   ARTICLE II
                                   THE MERGER

      Section 2.1   Merger. Upon the terms and subject to the conditions of this
Agreement, at the Effective Time, the Company shall be merged with and into the
Parent in accordance with Section 92A.190 of the Revised Statutes of the State of Nevada and Section 252 of the DGCL. Following the Effective Time, the
separate corporate existence of the Company shall cease, and the Parent shall continue as the corporation surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation").

                                        5

      Section 2.2   Effective Time. The Company and Parent shall cause a
certificate of merger to be filed on the Closing Date (or on such other date as the Company and Parent may agree in writing) with the Secretary of State of the
State of Nevada as provided in Section 92A.190 of the Revised Statutes of the
State of Nevada and with the Secretary of State of Delaware as provided in
Section 252 of the DGCL, and shall make all other filings or recordings required by the Revised Statutes of the the State of Nevada and the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificates of merger are duly filed in accordance with the Revised Statutes of
Nevada and the DGCL with the Secretaries of State of the States of Nevada and
Delaware or such later time as specified in the certificates of merger, and such time is hereinafter referred to as the "Effective Time."

      Section 2.3   Certificate of Incorporation; By-laws; Directors and
Officers.

            (a)     The articles of incorporation of Parent. as in effect
      immediately prior to the Effective Time, with such changes as are set forth in the copy of such articles attached as Exhibit A hereto, shall be the articles of incorporation of the Surviving Corporation (the
      "Certificate of Incorporation") from and after the Effective Time until thereafter changed or amended as provide therein or in accordance with applicable law.

            (b)     The by-laws of the Parent, as in effect immediately prior to the Effective Time, a copy of which is attached as Exhibit B hereto, shall be the by-laws of the Surviving Corporation (the "By-laws") from and after the Effective Time until thereafter changed or amended as provided therein or in accordance with applicable law.

            (c)     The individuals identified on Exhibit C hereto under the
      heading "Directors" shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws. The individuals identified on Exhibit C hereto under the heading "Officers" shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws.

      Section 2.4   Effects of the Merger. The Merger shall have the effects set forth in Section 92A.190 of the Revised Statutes of the State of Nevada. Without
limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation. The Company acknowledges that, upon the effectiveness of the Merger, Parent shall have the absolute and unqualified right to deal with the assets and business of the Surviving Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

      Section 2.5   Closing. The consummation of the transactions contemplated by this Agreement, including the Merger (the "Closing"), shall take place: (a)
at the offices of Greenberg & Kahr, 230 Park Avenue, Suite 430, New York, New
York at 10:00 a.m. local time on the date on which all of the conditions to the
Closing set forth in Article VIII hereof shall be

                                        6

fulfilled or waived in accordance with this Agreement (other than conditions that can be satisfied only at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing); or (b) at such other place, time and date as the Company and Parent may agree in writing (the "Closing Date").

                                   ARTICLE III
                 MERGER CONSIDERATION; CONVERSION OF SECURITIES

      Section 3.1   Manner and Basis of Converting Capital Stock. At the
Effective Time, by virtue of the Merger and without any action on the part of the Company or Parent or the holders of any outstanding shares of capital stock or other securities of the Company or Parent:

            (a)     Company Common Stock. Except as provided in Section 3.1(c)
      and Section 3.2(d) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 15,394.12333334 shares of Parent Common Stock.

            (b)     Treasury Stock. Notwithstanding any provision of this
      Agreement to the contrary, each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock, if any, owned by Parent or any direct or indirect wholly-owned subsidiary of
      Parent immediately prior to the Effective Time shall be canceled in the
      Merger and shall not be converted into the right to receive any shares of capital stock or other securities of Parent.

            (c)     No Fractional Shares. No fractional shares of Parent Common
      Stock shall be issued in, or as a result of, the Merger. Any fractional share of Parent Common Stock that a holder of record of Company Capital
      Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated. If a fractional share of Parent Common Stock results from such aggregation, the number of shares required to be issued to such record holder shall be rounded up to the nearest whole number of shares of
      Parent Common Stock.

      Section 3.2   Surrender and Exchange of Certificates.

            (a)     Letter of Transmittal. Promptly after the Effective Time,
      Parent shall mail, or cause to be mailed, to each record holder of certificate(s) formerly representing ownership of Company Capital Stock that was converted into the right to receive Parent Common Stock pursuant to Section 3.1 hereof (i) a letter of transmittal ("Letter of
      Transmittal") for delivery of such certificate(s) to Parent and (ii)
      instruction for use in effecting the surrender of certificate(s), in each case in form and substance mutually agreeable to the Company and Parent.
      Delivery shall be effected, and risk of loss and title to the Parent
      Common Stock shall pass, only upon delivery to the Parent (or a duly authorized agent of Parent) of certificate(s) formerly representing ownership of Company Capital Stock (or an affidavit of lost certificate and indemnification or surety bond) and a properly completed and duly executed Letter of Transmittal, as described in Section 3.2(b) hereof.
      Notwithstanding the foregoing, Parent shall not be required to mail, or cause to be mailed, a Letter of Transmittal to any record holder of certificate(s) formerly representing ownership of Company Capital Stock if such holder has previously agreed

                                        7

      or consented to the exchange of certificates that are held in custody by the Company for the benefit of such holder.

            (b)     Exchange Procedures. Parent shall issue to each former
      record holder of Company Capital Stock, upon delivery to Parent (or a duly authorized agent of Parent) of (i) certificate(s) formerly representing ownership of Company Capital Stock endorsed in blank or accompanied by duly executed stock powers (or an affidavit of lost certificate and indemnification in form and substance reasonably acceptable to Parent stating that, among other things, the former record holder has lost his or her certificate(s) or that such certificate(s) have been destroyed) and
      (ii) a properly completed and duly executed Letter of Transmittal in form and substance reasonably satisfactory to Parent, a certificate or certificates registered in the name of such former record holder representing the number of shares of Parent Common Stock that such former record holder is entitled to receive in accordance with Section 3.1 hereof. Subject to Section 3.2(d) hereof, until the certificate(s) (or affidavit) is delivered together with the Letter of Transmittal in the manner contemplated by this Section 3.2(b), each certificate (or affidavit) previously representing ownership of Company Capital Stock shall be deemed at and after the Effective Time to represent only the right to receive Parent Common Stock and the former record holders thereof shall cease to have any other rights with respect to his or her Company
      Capital Stock.

            (c)     Termination of Exchange Process. Any Parent Common Stock
      that remains unclaimed by a former record holder of Company Capital Stock at the first anniversary of the Effective Time may be deemed "abandoned property" subject to applicable abandoned property, escheat and other similar laws in the State in which the former record holder resides. None of the Company, Parent or the Surviving Corporation shall be liable to any person in respect of any Parent Company Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (d)     Dissenting Shares. Notwithstanding any provision of this
      Agreement to the contrary, shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time and held by a
      Stockholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of Company
      Capital Stock in accordance with applicable provisions of the Revised
      Statutes of Nevada or the DGCL ("Dissenting Shares") shall not be entitled to vote for any purpose or receive dividends, shall not be converted into the right to receive Parent Common Stock in accordance with Section 3.1 hereof, and shall only be entitled to receive such consideration as shall be determined pursuant to the Revised Statutes of Nevada or the DGCL;
      provided, however, that if, after the Effective Time, such Stockholder fails to perfect or withdraws or loses his or her right to appraisal or otherwise fails to establish the right to be paid the value of such
      Stockholder's shares of Company Capital Stock under the Revised Statutes of Nevada or the DGCL, such shares of Company Capital Stock shall be treated as if they had converted as of the Effective Time into the right to receive Parent Common Stock in accordance with Section 3.1 hereof, and such shares of Company Capital Stock shall no longer be Dissenting Shares.
      All negotiations with respect to payment for Dissenting Shares shall be handled jointly by Parent and the Company prior to the Closing and exclusively by Parent thereafter.

                                        8

            (e)     Stock Transfer Books. At the Effective Time, the stock
      transfer books of the Company will be closed and there will be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company. If, after the Effective Time, certificates formerly representing Company Capital Stock are presented to the Surviving
      Corporation, these certificates shall be canceled and exchanged for the number of shares of Parent Common Stock to which the former record holder may be entitled pursuant to Section 3.1 hereof.

      Section 3.3   Options, Warrants.

            (a)     Common Stock Options. The Company has issued and outstanding warrants and options to purchase shares of Company Common Stock
      (collectively, the "Common Stock Options"). At the Effective Time, by
      virtue of the Merger and without any action on the part of the Company,
      Parent or Acquisition Corp. or the holders of any outstanding Common Stock
      Options, the right to acquire a share of Company Common Stock under each
      Common Stock Option shall be converted into the right to acquire
      15,394.12333334 shares of Parent Common Stock at an exercise price equal to the exercise price stated in the Common Stock Option adjusted reciprocally (i.e., such that the aggregate exercise price for all shares subject to any Common Stock Option shall remain the same after the
      Effective Time as before), subject in all respects to all other terms and conditions of the Common Stock Option. Except for the change in security underlying the Common Stock Options from Company Common Stock to Parent
      Common Stock and the change in the number of shares covered and the per share exercise price, it is the intent of the parties hereto that the
      Common Stock Options shall continue after the Effective Time, and that the terms and conditions of the Common Stock Options shall otherwise remain unchanged.

            (b)     Issuance of Replacement Securities. In order to effect the foregoing transactions referenced in this Section 3.3, the Common Stock
      Options shall be terminated and the Parent shall issue new forms of options or warrants, as applicable, to purchase Parent Common Stock consistent with the adjustments and changes set forth in this Section 3.3.

            (c)     No Fractional Shares. Notwithstanding anything to the
      contrary in this Section 3.3, no fractional shares of the Parent Common
      Stock shall be issued in, or as a result of, the Merger. Any fractional share of the Parent Common Stock that a Person would otherwise be entitled to receive as a result of the transactions referenced in this Section 3.3 shall be rounded up to the nearest whole number of shares of Parent Common
      Stock.

      Section 3.4   Parent Common Stock. Parent shall reserve a sufficient
number of shares of Parent Common Stock to complete the conversion and exchange of Company Capital Stock into Parent Common Stock contemplated by Sections 3.1 and 3.2 hereof and the issuance of any Parent Common Stock in accordance with
Section 3.3 hereof and in the Private Placement. Parent covenants and agrees that immediately prior to the Effective Time there will be no more than
10,800,000 shares of Parent Common Stock issued and outstanding, exclusive of any shares of Parent Common Stock issued or to be issued in the Private
Placement, and that no other common or preferred stock or equity securities of the Parent, or any options, warrants, rights or

                                        9

other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or equity securities of the Parent, shall be issued or outstanding at the Effective Time.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Parent as follows:

      Section 4.1   Organization. The Company and each of its subsidiaries (i)
is duly organized, validly existing and in good standing (or its equivalent)
under the laws of its state, province or country of incorporation or organization, (ii) has all licenses, permits, authorizations and other Consents necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and (iii) has all requisite corporate or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and presently proposed to be conducted, except where such failure would not have, or be reasonably likely to have, a Company Material Adverse Effect. The Company and each of its subsidiaries is duly qualified or authorized to conduct business and is in good standing (or its equivalent) as a foreign corporation or other entity in all jurisdictions in which the ownership or use of its assets or nature of the business conducted by it makes such qualification or authorization necessary, except where the failure to be so duly qualified, authorized and in good standing would not have a Company Material Adverse Effect.

      Section 4.2   Authorization; Validity of Agreement. The Company has all
requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of
Directors of the Company and no other action (except the approval of the
Stockholders solely with respect to consummation of the Merger) on the part of the Company or any of its Stockholders or subsidiaries is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company (and assuming due and valid authorization, execution and delivery hereof by Parent) is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      Section 4.3   Capitalization.

      (a)   As of the date hereof, the authorized capital stock of the Company consists of 3,000 shares of Company Common Stock. As of the date hereof, there are 3,000 shares of Company Common Stock and no shares of Company Preferred
Stock issued and outstanding. All the outstanding shares of Company Capital
Stock are duly authorized, validly issued, fully paid and non-assessable. There are issued and outstanding Company Stock Options to purchase 1,257.3707 shares of Company Common Stock.

      (b)   The subsidiaries of the Company set forth on Schedule 4.3(b) of the
Company Disclosure Schedule are all the subsidiaries of the Company. All of the outstanding shares of capital stock (or limited liability company interests) of each subsidiary of the Company are owned beneficially and of record as set forth on Schedule 4.3(b) of the Company Disclosure

                                       10

Schedule, free and clear of Liens. All of the outstanding shares of capital stock (or limited liability company interests) of each subsidiary are duly authorized, validly issued, fully paid and non-assessable. There are no options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating any subsidiary of the
Company to issue, transfer or sell any shares of capital stock or other equity interest in, such subsidiary or securities convertible into or exchangeable for such shares or equity interests.

      Section 4.4   Consents and Approvals; No Violations. Except for (a)
approval of the Merger by the Stockholders and (b) filing of the certificate of merger with the Secretary of State of the State of Delaware and the Secretary of
State of the State of Nevada, neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) violate any provision of its certificate of incorporation or by-laws; (ii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, require the consent of or result in the creation of any encumbrance upon any of the properties of the
Company or any of its subsidiaries under, any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument (collectively, "Contract") to which the Company or any its subsidiaries or any of their respective properties may be bound; (iii) require any Consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental entity by or with respect to the Company or any of its subsidiaries; or (iv) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets.

      Section 4.5   Financial Statements. The Company has delivered or made
available as of the date hereof or shall, prior to the Closing Date, deliver or make available to Parent the balance sheet (the "Balance Sheet") of the Company for the fiscal year ended December 31, 2005 and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the
Company for the fiscal year ended December 31, 2005 (the "Balance Sheet Date").
The foregoing financial statements (including any notes thereto) (i) have been prepared based upon the books and records of the Company, (ii) have been prepared in accordance with GAAP (except as otherwise noted therein), and (iii)
present fairly, in all material respects, the financial position, results of operations and cash flows of the Company as at their respective dates and for the periods then ended. To the knowledge of the Company, there is no existing fact that has not been disclosed to Parent that has had or could reasonably be expected to have a Company Material Adverse Effect.

      Section 4.6   No Undisclosed Liabilities. Except (a) for Liabilities
reflected on the face of the Balance Sheet and (b) Liabilities of the same type, magnitude and scope as those reflected on the Balance Sheet which have arisen since the Balance Sheet Date in the ordinary course of business, and which would not, individually or in the aggregate, result in a Company Material Adverse
Effect, the Company does not have any Liability.

      Section 4.7   Litigation. There is no Action pending or, to the knowledge of the Company, threatened, involving the Company or its subsidiaries or affecting any of the officers, directors or employees of the Company or its subsidiaries with respect to the Company's or any subsidiary's business by or before any governmental entity or by any third party and neither the Company nor any of its subsidiaries have received notice that any such Action is threatened.

                                       11

Neither the Company nor any of its subsidiaries is in default under any judgment, order or decree of any governmental entity applicable to its business.

      Section 4.8   No Default; Compliance with Applicable Laws. The Company is not in default or violation of any material term, condition or provision of (i)
its certificate of incorporation or by-laws or (ii) any law applicable to the
Company or its property and assets, and the Company has not received notice of any violation of or Liability under any of the foregoing (whether material or not).

      Section 4.9   Broker's and Finder's Fees. No Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against the Company, Parent or any Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

      Section 4.10  Assets and Contracts. Except for this Agreement and except as set forth on Schedule 4.10, neither the Company nor any of its subsidiaries is a party to any Contract not made in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole. Except as listed on Schedule 4.10, neither the Company nor any of its subsidiaries is a party to any contract (a) with a labor union, (b) for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) for the employment of any officer, individual employee or other Person on a full-time basis, (d) with respect to bonus, pension, profit sharing, retirement, stock purchase, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding any or all of the employees of the Company or any of its subsidiaries or any other
Person, (e) relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company or any of its subsidiaries to any Lien or evidencing any Indebtedness, (f) guaranteeing any Indebtedness, (g)
under which the Company or any of its subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $100,000 per year and with an unexpired term
(including any period covered by an option to renew exercisable by any other party) of more than 60 days, (h) under which the Company or any of its subsidiaries is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company or any such subsidiary, (i)
granting any preemptive right, right of first refusal or similar right to any
Person, (j) with any Affiliate of the Company or any present or former officer, director or Stockholder of the Company, (k) obligating the Company or any of its subsidiaries to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) containing a covenant not to compete or other restriction on the Company's or any of its subsidiaries' ability to conduct a business or engage in any other activity, (m) with respect to any distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment, (n) regarding registration of securities under the Securities Act, (o) characterized as a collective bargaining agreement, or (p) with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the
Company or any of its subsidiaries in excess of $100,000. The Company has made available to Parent true and complete copies of all Contracts and other documents requested by Parent.

      Section 4.11  Tax Returns and Audits. All required federal, state and local and foreign Tax Returns of the Company and its subsidiaries have been accurately prepared and duly and timely filed, and all federal, state, local and foreign Taxes required to be paid with respect to the

                                       12

periods covered by such returns have been paid. Neither the Company nor any of its subsidiaries is and none of them has been delinquent in the payment of any
Tax. Neither the Company nor any of its subsidiaries has had a Tax deficiency proposed or assessed against it and none of them has executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of the
Company's federal income Tax Returns nor any state or local income or franchise
Tax Returns has been audited by governmental authorities. The reserves for Taxes reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by the Company or its subsidiaries as of the Balance Sheet
Date. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. The Company and its subsidiaries have withheld or collected from each payment made to each of their employees the amount of all
Taxes (including, but not limited to, federal, state, local and foreign income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any
Tax Returns of the Company or any of its subsidiaries now pending, and the
Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. The
Company is not obligated to make a payment, nor is it a party to any agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code. The Company has not agreed nor is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. The Company is not a party to, is not bound by and does not have any obligation under, any Tax sharing agreement,
Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, "Tax Sharing Agreements"), nor does it have any potential liability or obligation to any Person as a result of, or pursuant to, any Tax Sharing Agreements.

      Section 4.12  Patents and Other Intangible Assets.

            (a)     Except as set forth in the Memorandum, the Company and its subsidiaries (i) own or have the right to use, free and clear of all
      Liens, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated or under any obligation to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

            (b)     To the best knowledge of the Company, the Company and its
      subsidiaries own and have the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors (collectively, "Intellectual Property")
      required for or

                                       13

      incident to the development, operation and sale of all products and services sold by the Company and its subsidiaries, free and clear of any right, Lien or claim of others. All Intellectual Property can and will be transferred by the Company to the Surviving Corporation as a result of the
      Merger and without the consent of any Person other than the Company.

      Section 4.13  Employee Benefit Plans; ERISA.

            (a)     All "employee benefit plans" (within the meaning of Section
      3(3) of the ERISA) of the Company and its subsidiaries and other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of every type, other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company or any of its subsidiaries, whether written or unwritten and whether or not funded (each, an "Employee Benefit Plan"), are in material compliance with the applicable requirements of ERISA, the
      Code and any other applicable state, federal or foreign law.

            (b)     There are no pending claims or lawsuits that have been
      asserted or instituted against any Employee Benefit Plan, the assets of any of the trusts or funds under the Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does the Company have any knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to form the basis of any such claim or lawsuit.

            (c)     There is no pending or, to the knowledge of the Company,
      contemplated investigation, or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the
      Internal Revenue Service or any other government agency with respect to any Employee Benefit Plan and the Company has no knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

            (d)     No actual or, to the knowledge of the Company, contingent
      Liability exists with respect to the funding of any Employee Benefit Plan or for any other expense or obligation of any Employee Benefit Plan, except as disclosed on the Balance Sheet, and no contingent Liability exists under ERISA with respect to any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

            (e)     No events have occurred or are reasonably expected to occur with respect to any Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Employee Benefit Plan or would cause a material change in the cost of providing such Employee
      Benefit Plan.

      Section 4.14  Title to Property and Encumbrances. The Company and its
subsidiaries have good and valid title to all properties and assets used in the conduct of their business (except for property held under valid and subsisting leases which are in full force and effect and which are not in default) free of all Liens except Permitted Liens and such ordinary and customary

                                       14

imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate constitute a Company Material Adverse Effect.

      Section 4.15  Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company and its subsidiaries are in operating condition, subject to ordinary wear and tear, and are adequate and sufficient for the Company's existing business.

      Section 4.16  Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility insuring the Company and its subsidiaries and their properties, products and business against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. The Company and its subsidiaries have not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or any of its subsidiaries. No suit, proceeding or action or, to the best current actual knowledge of the
Company, threat of suit, proceeding or action has been asserted or made against the Company or any of its subsidiaries due to alleged bodily injury or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by the Company.

      Section 4.17  Interested Party Transactions. Except as set forth in
Section 4.17 of the Company Disclosure Schedule, no officer, director or stockholder of the Company or any Affiliate of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any Contract to which the Company is a party or by which it may be bound or affected.

      Section 4.18  Environmental Matters.

            (a)     To the knowledge of the Company, the Company and its
      subsidiaries have never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.

            (b)     To the knowledge of the Company, the historical and present operations of the business of the Company and its subsidiaries are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a
      Company Material Adverse Effect.

            (c)     There are no material pending or, to the knowledge of the
      Company, threatened, demands, claims, information requests or notices of noncompliance or violation against or to the Company or any of its subsidiaries relating to any Environmental Law; and, to the knowledge of the Company, there are no conditions or occurrences on any of the real property used by the Company or its subsidiaries in connection with their business that would reasonably be expected to lead to any such

                                       15

      demands, claims or notices against or to the Company or any of its subsidiaries, except such as have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

            (d)     To the knowledge of the Company, (i) neither the Company nor any of its subsidiaries has sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (A) has been placed on the "National
      Priorities List", the "CERCLIS" list, or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take "removal", "remedial", "corrective" or any other "response" action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) neither the Company nor any of its subsidiaries is involved in (and has no basis to reasonably expect to be involved in) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice, request for information or other communication from any governmental authority or other third party with respect to a release or threatened release of any
      Hazardous Material or a violation or alleged violation of any
      Environmental Law, and has not received (and has no basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from exposure to any Hazardous Material; and (iii) the Company and its
      subsidiaries have timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all
      Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      Section 4.19  Disclosure. There is no fact relating to the Company and its subsidiaries that the Company has not disclosed to Parent in writing that has had or is currently having a Company Material Adverse Effect. No representation or warranty by the Company herein and no information disclosed in the Company
Disclosure Schedule or exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION CORP.

      Parent hereby represents and warrants to the Company as follows:

      Section 5.1   Organization. Parent. (i) is duly organized, validly
existing and in good standing under the laws of its State of incorporation or organization, (ii) has all licenses, permits, authorizations and other Consents necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and (iii) has all requisite corporate or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and presently proposed to be conducted, in each case except where such failures would not have, or be reasonably likely to have, a Parent Material Adverse
Effect. Parent is duly qualified or authorized to conduct business and is in

                                       16

good standing as a foreign corporation or other entity in all jurisdictions in which the ownership or use of its assets or nature of the business conducted by it makes such qualification or authorization necessary, except where the failure to be so duly qualified, authorized and in good standing would not have an
Parent Material Adverse Effect. Parent has no subsidiaries.

      Section 5.2   Authorization; Validity of Agreement. Parent has all
requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement and all other agreements and instruments to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of
Directors of Parent and the stockholders of Parent, and no other action on the part of Parent is necessary to authorize the execution and delivery of this
Agreement and the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent (and assuming due and valid authorization, execution and delivery hereof by the
Company) is a valid and binding obligation of Parent, enforceable against it in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      Section 5.3   Consents and Approvals; No Violations. Except for filing of the certificate of merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Nevada, neither the execution, delivery or performance of this Agreement by Parent nor the consummation of the transactions contemplated hereby will (i) violate any provision of the certificate of incorporation or by-laws of Parent; (ii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, require the consent of or result in the creation of any Lien upon any of the properties of Parent under, any Contract to which Parent or any of its properties may be bound; (iii) require any Consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental entity by or with respect to Parent, or (iv) violate any law applicable to any of Parent or any of its properties or assets.

      Section 5.4   Litigation. There is no Action pending or, to the knowledge of the Parent, threatened, involving Parent or affecting the officers, directors or employees of Parent with respect to Parent's business by or before any governmental entity or by any third party and Parent has not received notice that any such Action is threatened. Parent is not in default under any judgment, order or decree of any governmental entity applicable to its business.

      Section 5.5   No Default; Compliance with Applicable Laws. Parent is not in default or violation of any material term, condition or provision of (i) its certificate of incorporation, by-laws or similar organizational documents or
(ii) any law applicable to Parent or its property and assets and Parent has not received notice of any violation of or Liability under any of the foregoing
(whether material or not).

      Section 5.6   Broker's and Finder's Fees; Broker/Dealer Ownership. No
person, firm, corporation or other entity is entitled by reason of any act or omission of Parent to any broker's or finder's fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or with respect to the consummation of the transactions contemplated hereby.

                                       17

      Section 5.7   Capitalization of Parent. The authorized capital stock of
Parent consists of (a) 90,000,000] shares of Parent Common Stock, of which not more than 10,800,000 shares will be, following the Effective Time, issued and outstanding without taking into consideration the issuance of Parent Common
Stock in the Merger or the Private Placement, and (b) 10,000,000 shares of preferred stock, of which no shares are issued and outstanding. Parent has no outstanding options, rights or commitments to issue shares of Parent Common
Stock or any capital stock or other securities of Parent, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Common Stock or any capital stock or other securities of
Parent. There is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock. All outstanding shares of the capital stock of Parent are validly issued and outstanding, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person.

      Section 5.8   Validity of Shares. The shares of Parent Common Stock to be issued in accordance with Article III hereof, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable.

      Section 5.9   SEC Reporting and Compliance.

            (a)     Parent filed a registration statement on Form SB-2 under the
      Securities Act which became effective on December 23, 2004. Since that date, Parent has filed with the Commission all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Exchange Act. Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

            (b)     Parent has delivered to the Company true and complete copies of the registration statements, information statements and other reports
      (collectively, the "Parent SEC Documents") filed by the Parent with the
      Commission. None of the Parent SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

            (c)     Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since
      June 30, 2006. Prior to and until the Closing, Parent will provide to the
      Company copies of any and all amendments or supplements to the Parent SEC
      Documents filed with the Commission since June 30, 2006 and all subsequent registration statements and reports filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by the Parent with the Commission or delivered to the stockholders of Parent.

            (d)     Parent is not an "investment company" within the meaning of
      Section 3 of the Investment Company Act.

            (e)     Between the date hereof and the Closing Date, Parent shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws.

                                       18

            (f)     To the best knowledge of the Parent, the Parent has complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws.

      Section 5.10  Financial Statements. The balance sheets, and statements of income, stockholders' equity and cash flows contained in the Parent SEC
Documents (the "Parent Financial Statements") (i) have been prepared in accordance with GAAP, (ii) are in accordance with the books and records of the
Parent, and (iii) present fairly in all material respects the financial condition of the Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

      Section 5.11  No General Solicitation. In issuing Parent Common Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell Parent Common Stock by any form of general solicitation or advertising.

      Section 5.12  Absence of Undisclosed Liabilities. Parent has no Liability
arising out of any transaction entered into at or prior to the Closing, except
(a) as disclosed in the Parent SEC Documents, (b) to the extent set forth on or reserved against in the balance sheet of Parent as of June 30, 2006 (the "Parent
Balance Sheet") or the notes to the Parent Financial Statements, (c) current
Liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since June 30, 2006 (the "Parent Balance Sheet
Date"), none of which, individually or in the aggregate, constitutes a Parent
Material Adverse Effect and (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the Parent SEC Documents.

      Section 5.13  Changes. Since the Parent Balance Sheet Date, except as disclosed in the Parent SEC Documents, the Parent has not (a) incurred any debts, obligations or Liabilities, absolute, accrued or, to the Parent's knowledge, contingent, whether due or to become due, except for current
Liabilities incurred in the usual and ordinary course of business, (b)
discharged or satisfied any Liens other than those securing, or paid any obligation or Liability other than, current liabilities shown on the Parent
Balance Sheet and current Liabilities incurred since the Parent Balance Sheet
Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business,
(e) cancelled or compromised any debt or claim, or waived or released any right of material value, (f) suffered any physical damage, destruction or loss
(whether or not covered by insurance) that could reasonably be expected to have a Parent Material Adverse Effect, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the financial condition of the Parent other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such

                                       19

other changes, events and conditions) could reasonably be expected to have a
Parent Material Adverse Effect, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material Contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Parent Balance Sheet or its statement of income for the year ended on the Parent Balance Sheet Date,
(p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $1,000 in the aggregate, or (r) entered into any Contract, agreement or license, or otherwise obligated itself, to do any of the foregoing.

      Section 5.14  Tax Returns and Audits. All required federal, state and local Tax Returns of the Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a
Parent Material Adverse Effect. The Parent is not and has not been delinquent in the payment of any Tax. The Parent has not had a Tax deficiency assessed against
it. None of the Parent's federal income Tax Returns nor any state or local income or franchise Tax Returns has been audited by governmental authorities.
The reserves for Taxes reflected on the Parent Balance Sheet are sufficient for the payment of all unpaid Taxes payable by the Parent with respect to the period ended on the Parent Balance Sheet Date. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Parent now pending, and the Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any
Tax Returns.

      Section 5.15  Employee Benefit Plans; ERISA.

            (a)     Except as disclosed in the Parent SEC Documents, there are no "employee benefit plans" (within the meaning of Section 3(3) of ERISA)
      nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Parent. Any plans listed in the Parent SEC
      Documents are hereinafter referred to as the "Parent Employee Benefit
      Plans."

            (b)     Any current and prior material documents, including all
      amendments thereto, with respect to each Parent Employee Benefit Plan have been made available to the Company.

            (c)     All Parent Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

            (d)     There are no pending, or to the knowledge of the Parent,
      threatened, claims or lawsuits that have been asserted or instituted against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit

                                       20

      Plans, the plan sponsor or the plan administrator of any of the Parent
      Employee Benefit Plans or against any fiduciary of a Parent Employee
      Benefit Plan with respect to the operation of such plan.

            (e)     There is no pending, or to the knowledge of the Parent,
      threatened, investigation or pending or possible enforcement action by the
      Pension Benefit Guaranty Corporation, the Department of Labor, the
      Internal Revenue Service or any other government agency with respect to any Parent Employee Benefit Plan.

            (f)     No actual or, to the knowledge of Parent, contingent
      Liability exists with respect to the funding of any Parent Employee
      Benefit Plan or for any other expense or obligation of any Parent Employee
      Benefit Plan, except as disclosed on the Parent Financial Statements or the Parent SEC Documents, and to the knowledge of the Parent, no contingent Liability exists under ERISA with respect to any
      "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3)
      of ERISA.

      Section 5.16  Interested Party Transactions. Except as disclosed in the
Parent SEC Documents, no officer, director or stockholder of the Parent or any
Affiliate of any such Person or the Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) a beneficial interest in any Contract to which the
Parent is a party or by which it may be bound or affected.

      Section 5.17  Questionable Payments. Neither Parent nor, to the knowledge of the Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of the Parent, has a used any corporate funds for (a)
unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to government officials or employees from corporate funds, (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets,
(d) made any false or fictitious entries on the books of record of any such corporations, or (e) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      Section 5.18  Obligations to or by Stockholders. Except as disclosed in the Parent SEC Documents, the Parent has no Liability or obligation or commitment to any stockholder of Parent or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any stockholder of
Parent, nor does any stockholder of Parent or any such Affiliate or associate have any Liability, obligation or commitment to the Parent.

      Section 5.19  Schedule of Assets and Contracts. Except as expressly set forth in this Agreement, the Parent Balance Sheet or the notes thereto, the
Parent is not a party to any Contract not made in the ordinary course of business that is material to the Parent. Parent does not own any real property.
Parent is not a party to any Contract (a) with any labor union, (b) for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) for the employment of any officer, individual employee or other Person on a full-time basis or any contract with any Person for consulting services, (d) with respect to bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or

                                       21

understanding with any or all of the employees of Parent or any other Person,
(e) relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Parent to any Lien or evidencing any Indebtedness, (f)
guaranteeing of any Indebtedness, (g) under which Parent is lessee of or holds or operates any property, real or personal, owned by any other Person, (h) under which Parent is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Parent, (i) granting any preemptive right, right of first refusal or similar right to any Person, (j) with any
Affiliate of Parent or any present or former officer, director or stockholder of
Parent, (k) obligating Parent to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) containing a covenant not to compete or other restriction on the parent's ability to conduct a business or engage in any other activity, (m) with respect to any distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment, (n) regarding the registration of securities under the
Securities Act, (o) characterized as a collective bargaining agreement, or (p)
with any Person continuing for a period of more than three months from the
Closing Date that involves an expenditure or receipt by Parent in excess of
$1,000. The Parent maintains no insurance policies and insurance coverage of any kind with respect to Parent, its business, premises, properties, assets, employees and agents. Parent has furnished to the Company true and complete copies of all agreements and other documents requested by the Company.

      Section 5.20  Environmental Matters.

            (a)     The Parent has never generated, used, handled, treated,
      released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.

            (b)     The historical and present operations of the business of the
      Parent compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a
      Parent Material Adverse Effect.

            (c)     (i) The Parent has not, sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous
      Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (A) has been placed on the
      "National Priorities List", the "CERCLIS" list, or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take "removal", "remedial",
      "corrective" or any other "response" action, as defined in any
      Environmental Law, or to pay for the costs of any such action at the site;
      (ii) the Parent is not involved in (and has no basis to reasonably expect to be involved in) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice, request for information or other communication from any governmental authority or other third party with respect to a release or threatened release of any Hazardous
      Material or a violation or alleged violation of any Environmental Law, and has not received (and has no basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from

                                       22

      exposure to any Hazardous Material; and (iii) the Parent has timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Parent Material
      Adverse Effect.

      Section 5.21  Employees. Other than pursuant to ordinary arrangements of employment compensation, Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

      Section 5.22  Disclosure. There is no fact relating to Parent that Parent has not disclosed to the Company in writing that has had or is having a Parent
Material Adverse Effect. No representation or warranty by Parent herein or exhibits hereto by Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading.

                                   ARTICLE VI
                    CONDUCT OF BUSINESSES PENDING THE MERGER

      Section 6.1   Conduct of Business by the Company Pending the Merger. Prior
to the Effective Time, unless Parent shall otherwise agree in writing or as otherwise contemplated by this Agreement:

                    (i)     the business of the Company shall be conducted only
            in the ordinary course consistent with the past practice;

                    (ii)    the Company shall not (A) directly or indirectly
            redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares Company Capital Stock; (B) amend its certificate of incorporation or by-laws except to effectuate the transactions contemplated in this Agreement; or (C) split, combine or reclassify the outstanding Company Capital Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

                    (iii)   the Company shall not (A) issue any additional
            shares of, or options, warrants or rights of any kind to acquire any shares of, Company Capital Stock, except to issue shares of Company
            Capital Stock in connection with the exercise of Common Stock
            Options; (B) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (C) incur additional Indebtedness or any other
            Liabilities or enter into any other transaction other than in the ordinary course of business; (D) enter into any Contract, agreement, commitment or arrangement with respect to any of the foregoing except this Agreement; or (E) except as contemplated by this
            Agreement, enter into any Contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

                                       23

                    (iv)    the Company shall use its reasonable best efforts to
            preserve intact the business of the Company, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it; and

                    (v)     the Company will not enter into any new employment
            agreements with any of its officers or employees or grant any increases in the compensation or benefits of its officers and employees or amend any employee benefit plan or arrangement other than in the ordinary course of business and consistent with past practice.

      Section 6.2   Conduct of Business by Parent Pending the Merger. Prior to
the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated expressly permitted by this Agreement:

                    (i)     the business of Parent shall be conducted only in
            the ordinary course consistent with past practice;

                    (ii)    Parent shall not (A) directly or indirectly redeem,
            purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (B) amend its certificate of incorporation or by-laws; or (C) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock; and

                    (iii)   Parent shall not (A) issue or agree to issue any
            additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock; (B) acquire or dispose of any assets other than in the ordinary course of business; (C) incur additional Indebtedness or any other Liabilities or enter into any other transaction except in the ordinary course of business; (D)
            enter into any Contract, agreement, commitment or arrangement with respect to any of the foregoing except this Agreement, or (E) except as contemplated by this Agreement, enter into any Contract, agreement, commitment or arrangement to dissolve, merge; consolidate or enter into any other material business contract or enter into any negotiations in connection therewith.

                    (iv)    Parent shall use its best efforts to preserve intact
            the business of Parent, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with Parent;

                    (v)     Parent will not, nor will it authorize any director
            or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below). Parent will promptly advise the Company in writing of any such inquiries or Acquisition Proposal (or requests for information)
            and the substance thereof. As used in this paragraph, "Acquisition
            Proposal" shall mean any proposal for a merger or other business combination involving the Parent or for the acquisition

                                       24

            of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this
            Agreement. Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

                    (vi)    Parent will not enter into any new employment
            agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

      Section 7.1   Access and Information. The Company and Parent shall each
afford to the other and to the other's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time of all of its properties, books, contracts, commitments and records (including but not limited to Tax Returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information
(other than such information that (i) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (ii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that: (A) any such information may be disclosed to such party's directors, officers, employees and representatives of such party's advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information); (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing; and (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request provided, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished. If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

      Section 7.2   Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or

                                       25

advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable best efforts to satisfy the conditions precedent to the obligations of any of the parties hereto to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, Consent, extension or approval, each of Parent and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of
Parent and the Company shall take all such necessary action.

      Section 7.3   Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission; provided that in such case Parent will use its best efforts to allow Company to review and reasonably approve any same prior to its release.

      Section 7.4   Appointment of Directors. Immediately upon the Effective
Time, Parent shall accept the resignations of the current officers and directors of Parent as provided by Section 8.2(f)(6) hereof, and shall cause the persons listed as directors in Exhibit C hereto to be elected to the Board of Directors of Parent. At the first annual meeting of Parent stockholders and thereafter, the election of members of Parent's Board of Directors shall be accomplished in accordance with the by-laws of Parent.

      Section 7.5   Parent Name Change and Exchange Listing. At the Effective
Time, Parent shall take all required legal actions to change its corporate name to Collexis Holdings, Inc. .

      Section 7.6   Stockholder Consent.

            (a)     So long as the Board of Directors of the Company shall not have withdrawn, modified or changed its recommendation in accordance with the provisions of Section 7.6(b) hereof, the Company, acting through its
      Board of Directors, shall, in accordance with the DGCL and its certificate of incorporation and by-laws, take all actions reasonably necessary to establish a record date for, duly call, give notice of, convene and hold a stockholders meeting for the purpose of obtaining the requisite approval and adoption of this Agreement and the transactions contemplated hereby by the Stockholders as required by the DGCL and otherwise. The Company shall cause such stockholder meeting to be held in accordance with the DGCL on or prior to October 31, 2005. The Company shall notify each Stockholder, whether or not entitled to vote, of the proposed Company stockholders'
      meeting in accordance with the DGCL and the certificate of incorporation and by-laws. Such meeting notice shall state that the purpose, or one of the purposes, of the meeting is to consider the Merger and shall contain or be accompanied by a copy or summary of this Agreement. Notwithstanding the foregoing, the Board of Directors of the Company shall not be required to take all actions reasonably necessary to establish a record date for, duly call, give notice of, convene and hold a

                                       26

      stockholders meeting for the purpose of obtaining the requisite approval and adoption of this Agreement and the transactions contemplated hereby by the Stockholders if the Company Board of Directors and Stockholders
      otherwise takes all actions reasonably necessary to approve this Agreement and the transactions contemplated hereby by written consent in lieu of a meeting of the stockholders of the Company to the extent permitted by the
      DGCL.

            (b)     The Board of Directors of the Company shall unanimously
      recommend such approval and shall use all reasonable efforts to solicit and obtain such approval; provided, however, that the Board of Directors of the Company may at any time prior to approval of the Stockholders (i)
      decline to make, withdraw, modify or change any recommendation or declaration regarding this Agreement or the Merger or (ii) recommend and declare advisable any other offer or proposal, to the extent the Board of
      Directors of the Company determines in good faith, based upon advice of legal counsel, that withdrawing, modifying, changing or declining to make its recommendation regarding this Agreement or the Merger or recommending and declaring advisable any other offer or proposal is necessary to comply with its fiduciary duties under applicable law (which declinations, withdrawal, modification or change shall not constitute a breach by the
      Company of this Agreement). The Company shall provide written notice to
      Parent promptly upon the Company taking any action referred to in the foregoing proviso.

            (c)     Pursuant to Section 252 of the DGCL, at any time before the certificate of merger is filed with the Secretary of State of the State of
      Delaware, including any time after the Merger is authorized by the
      Stockholders, the Merger may be abandoned and this Agreement may be terminated in accordance with the terms hereof, without further action by the Stockholders.

                                  ARTICLE VIII
                       CONDITIONS OF PARTIES' OBLIGATIONS

      Section 8.1   Company Obligations. The obligations of Parent under this
Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by Parent.

            (a)     No Errors, etc. The representations and warranties of the
      Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

            (b)     Compliance with Agreement. The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

            (c)     No Company Material Adverse Effect. Since the date hereof, there shall not have been any event or circumstance that has resulted in a
      Company Material Adverse Effect, and no event has occurred or circumstance exists that would reasonably be expected to result in a Company Material
      Adverse Effect.

            (d)     Certificate of Officers. The Company shall have delivered to
      Parent a certificate dated the Closing Date, executed on its behalf by the
      Chief Executive Officer

                                       27

      of the Company, certifying the satisfaction of the conditions specified in paragraphs (a), (b) and (c) of this Section 8.1.

            (e)     No Restraining Action. No Action or proceeding before any
      court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by this Agreement.

            (f)     Supporting Documents. Parent shall have received the
      following:

                          (1)   Copies of resolutions of the Board of Directors
                    and the stockholders of the Company, certified by the
                    Secretary of the Company, authorizing and approving the
                    Merger and the execution, delivery and performance of this
                    Agreement and all other documents and instruments to be
                    delivered pursuant hereto and thereto.

                          (2)   A certificate of incumbency executed by the
                    Secretary of the Company certifying the names, titles and
                    signatures of the officers authorized to execute any
                    documents referred to in this Agreement and further
                    certifying that the certificate of incorporation and by-laws of the Company delivered to Parent at the time of the
                    execution of this Agreement have been validly adopted and
                    have not been amended or modified since the date hereof.

                          (3)   Evidence as of a recent date of the good
                    standing and corporate existence of the Company issued by
                    the Secretary of State of the State of Delaware.

      Section 8.2   Parent Obligations. The obligations of the Company under
this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions any of which may be waived in whole or in part by the
Company:

            (a)     No Errors, etc. The representations and warranties of Parent under this Agreement shall be deemed to have been made again on the
      Closing Date and shall then be true and correct in all material respects.

            (b)     Compliance with Agreement. Parent shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

            (c)     No Parent Material Adverse Effect. Since the date hereof,
      there shall not have been any event or circumstance that has resulted in a
      Parent Material Adverse Effect and no event has occurred or circumstance exists that would be reasonably expected to result in such a Parent
      Material Adverse Effect.

            (d)     Certificate of Officers. Parent shall have delivered to the
      Company a certificate dated the Closing Date, executed on their behalf by their respective Presidents, certifying the satisfaction of the conditions specified in paragraphs (a), (b), and (c) of this Section 8.2.

                                       28

            (e)     Supporting Documents. The Company shall have received the
      following:

                          (1)   Copies of resolutions of Parent's board of
                    directors and the sole stockholder of Parent, certified by its Secretary, authorizing and approving the Merger and the execution, delivery and performance of this Agreement and
                    all other documents and instruments to be delivered by them pursuant hereto.

                          (2)   A certificate of incumbency executed by the
                    Secretary of Parent certifying the names, titles and
                    signatures of the officers authorized to execute the
                    documents referred to in paragraph (1) above and further
                    certifying that the certificate of incorporation and by-laws of Parent appended thereto have not been amended or
                    modified.

                          (3)   A certificate, dated the Closing Date, executed
                    by the Secretary of Parent, certifying that, except for the filing of the certificate of merger with the Secretary of
                    State of the State of Delaware and the Secretary of State of
                    the State of Nevada: (i) all consents, authorizations,
                    orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are
                    required to be obtained by Parent for the execution and
                    delivery of this Agreement and the consummation of the
                    Merger shall have been duly made or obtained; and (ii) no
                    action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted against
                    Parent to restrain or prohibit, or to obtain substantial
                    damages in respect of, this Agreement or the carrying out of the transactions contemplated by this Agreement.

                          (4)   A certificate of Parent's transfer agent and
                    registrar, certifying as of the business day prior to the
                    Effective Time, a true and complete list of the names and
                    addresses of the record owners of all of the outstanding
                    shares of Parent Common Stock, together with the number of shares of Parent Common Stock held by each record owner.

                          (5)   (i) The executed resignations of all directors
                    and officers of Parent, with the director resignations to
                    take effect at the Effective Time, and (ii) executed
                    releases from each such director and officer in the form and substance acceptable to the Company in its sole discretion.

                          (6)   Evidence as of a recent date of the good
                    standing and corporate existence of Parent issued by the
                    Secretary of State of its states of incorporation.

                          (7)   Such additional supporting documentation and
                    other information with respect to the transactions
                    contemplated hereby as the Company may reasonably request.

            (f)     Due Diligence. The Company shall have been and shall
      continue to be satisfied in its sole discretion (regardless of (1) the satisfaction of any or all of the other closing conditions, (2) any knowledge of such matters on or prior to the Closing Date or

                                       29

      (3) any indication previously given by, or on behalf of, Company with respect to the satisfaction of any such matter) with the results of its and its representatives' due diligence investigation and evaluation of the
      Parent and the transactions contemplated hereby.

            (g)     Limitation on Dissenting Shares. The holders of not more
      than one percent (1.0%) of the outstanding shares of Company Capital Stock shall have exercised and not withdrawn such holder's right to appraisal and payment under applicable provisions of the DGCL or the Revised
      Statutes of Nevada.

                                   ARTICLE IX
                       INDEMNIFICATION AND RELATED MATTERS

      Section 9.1   Indemnification by Parent. Parent shall indemnify and hold harmless the Company and the Stockholders (the "Company Indemnified Parties"),
and shall reimburse the Company Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) or diminution of value
(collectively, "Damages") arising from or in connection with (a) any inaccuracy, in any material respect, in any of the representations and warranties of Parent in this Agreement or in any certificate delivered by Parent to the Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with any such representation or warranty, (b) any failure by Parent to perform or comply in any material respect with any covenant or agreement in this Agreement, (c) any claim for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such party with Parent in connection with any of the transactions contemplated by this Agreement, (d) Taxes attributable to any transaction or event occurring on or prior to the Closing, (e) any claim relating to or arising out of any Liabilities reflected on the Parent Financial Statements or with respect to accounting fees arising thereafter, or (f) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of Parent, or the actions of Parent or any holder of Parent capital stock prior to the Effective Time.

      Section 9.2   Survival. All representations, warranties, covenants and
agreements of Parent contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the
Closing Date. The representations and warranties of the Company contained in this Agreement or in any instrument delivered pursuant to this Agreement will terminate at, and have no further force and effect after, the Effective Time.

      Section 9.3   Time Limitations. Parent shall not have any liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Effective Time, unless on or before the one-year anniversary of the Effective Time (the "Claims
Deadline"), Parent is given notice of a claim with respect thereto, in accordance with Section 9.5, specifying the factual basis therefore in reasonable detail to the extent then known by the Company Indemnified Parties.

      Section 9.4   Limitation on Liability. The obligations to Parent and to
the Company Indemnified Parties set forth in Section 9.1 shall be subject to the following limitations:

                                       30

            (a)     The aggregate liability of Parent to the Company Indemnified
      Parties under this Agreement shall not exceed $500,000.00.

            (b)     Other than claims based on fraud or for specific
      performance, injunctive or other equitable relief, the Company Indemnified
      Parties sole and exclusive remedy for any and all claims for Damages pursuant to Section 9.1 hereof shall be the indemnification provided under the terms and subject to the conditions of this Article IX.

      Section 9.5   Notice of Claims.

            (a)     If, at any time on or prior to the Claims Deadline, Company
      Indemnified Parties shall assert a claim for indemnification pursuant to
      Section 9.1, such Company Indemnified Parties shall submit to Parent a written claim stating: (i) that a Company Indemnified Party incurred or reasonably believes it may incur Damages and the amount or reasonable estimate thereof of any such Damages; and (ii) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of this Agreement alleged as the basis or bases for the claim. If the claim is for Damages which the Company Indemnified Parties reasonably believe may be incurred or are otherwise unliquidated, the written claim shall be deemed to have been asserted under this Article IX in the amount of such estimated Damages, but no payment for indemnification shall be made until such Damages have actually been incurred.

            (b)     In the event that any action, suit or proceeding is brought against any Company Indemnified Party with respect to which Parent may have liability under this Article IX, the Parent shall have the right, at its cost and expense, to defend such action, suit or proceeding in the name and on behalf of the Company Indemnified Party; provided, however, that a Company Indemnified Party shall have the right to retain its own counsel, with fees and expenses paid by Parent, if representation of the
      Company Indemnified Party by counsel retained by Parent would be inappropriate because of actual or potential differing interests between
      Parent and the Company Indemnified Party. In connection with any action, suit or proceeding subject to this Article IX, Parent and each Company
      Indemnified Party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action, suit or proceeding. Parent shall not, without the prior written consent of the applicable Company Indemnified Parties, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim or demand if such settlement or compromise does not include an irrevocable and unconditional release of such Company
      Indemnified Parties for any liability arising out of such claim or demand.

      Section 9.6   Payment of Damages. In the event that the Company
Indemnified Parties shall be entitled to indemnification pursuant to this
Article IX for actual Damages incurred by them, Parent shall, within thirty (30)
days after the final determination of the amount of such Damages, cause the
Parent Indemnitors to reimburse the Company Indemnified Parties for the amount of such Damages pursuant to the Parent Stockholder Indemnification Agreement.

                                       31

                                    ARTICLE X
                          TERMINATION PRIOR TO CLOSING

      Section 10.1  Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

            (a)     by the mutual written consent of the Company, Acquisition
      Corp. and Parent;

            (b)     by the Company, if Parent (i) fails to perform in any
      material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after the
      Company has notified Parent and Acquisition Corp. of its intent to terminate this Agreement pursuant to this paragraph (b);

            (c)     by Parent, if the Company (i) fails to perform in any
      material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Parent or Acquisition Corp. has notified the Company of its intent to terminate this Agreement pursuant to this paragraph (c);

            (d)     by either the Company, on the one hand, or Parent, on the
      other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent or the
      Company, which prohibits or materially restrains any of them from consummating the transactions contemplated hereby; provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry, by any such court or governmental or regulatory agency;

            (e)     by either the Company, on the one hand, or Parent, on the
      other hand, if the Closing has not occurred on or prior to March 31, 2007, for any reason other than delay or nonperformance of the party seeking such termination;

            (f)     by the Company, if the condition set forth in Section 8.2(h)
      has not been satisfied on or prior to December 31, 2006; or

            (g)     by the Company if the Board of Directors of the Company
      determines in good faith, based upon advice of legal counsel, that termination pursuant to this Section 10.1(g) is necessary to comply with its fiduciary duties under applicable law as provided in Section 7.6 hereof.

      Section 10.2  Termination of Obligations. Termination of this Agreement pursuant to Section 10.1 hereof shall terminate all obligations of the parties hereunder, except for the obligations under Article IX, Article X, and Sections
11.4, 11.7, 11.14 and 11.15 hereof; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 10.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

                                       32

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section 11.1  Amendments. Subject to applicable law, this Agreement may be amended or modified by the parties hereto by written agreement executed by each party to be bound thereby and delivered by duly authorized officers of the parties hereto at any time prior to the Effective Time; provided, however, that after the approval of the Merger by the Stockholders, no amendment or modification of this Agreement shall be made that by law requires further approval from the Stockholders without such further approval.

      Section 11.2  Notices. Any notice, request, instruction, other document or communications to be given hereunder by any party hereto to any other party hereto shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon receipt of a transmission confirmation (with a confirming copy delivered personally or sent by overnight courier) if sent by facsimile or like transmission, or (c) on the next business day when sent by
Federal Express, United Parcel Service, U.S. Express Mail or other reputable overnight courier for guaranteed next day delivery, as follows:

      IF TO PARENT, TO:                  Technology Holdings, Inc.
                                         Attention: Sam Medley
                                         7311 W. Charleston Blvd., Suite 110
                                         Las Vegas, NV 89117
                                         Telephone: (702) 228-7105
                                         Facsimile:

                                         WITH A COPY TO:
                                         Cane Clark, LLP
                                         Attention: Kyleen Cane
                                         3273 East Warm Springs Road, Suite 200
                                         Las Vegas, NV 89120
                                         Telephone: (702) 312-6255
                                         Facsimile: (702) 944-7100

      IF TO THE COMPANY, TO:             Collexis Holdings, Inc.
                                         Attention: Peter van Praag
                                         c/o Collexis B.V.
                                         P.O. Box 86
                                         4190 CB Geldermalsen
                                         The Netherlands
                                         Telephone: +31 345 535025
                                         Facsimile: +31 345 535045

                                       33

                                         WITH A COPY TO:

                                         Greenberg & Kahr
                                         Attention: Andrew J. Levinson
                                         230 Park Avenue - Suite 430
                                         New York, NY 10169
                                         Telephone: (212) 297-0130
                                         Facsimile: (212) 953-7704

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this Section 11.2 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including arbitration arising in connection with this Agreement), which service shall be effected as required by applicable law.

      Section 11.3  Entire Agreement. This Agreement, the Company Disclosure
Schedule, the Parent Disclosure Schedule and the exhibits attached hereto or referred to herein constitute the entire agreement of the parties hereto, and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof and thereof.

      Section 11.4  Expenses. Except as otherwise expressly provided herein, whether or not the Merger occurs, all expenses and fees incurred by Parent on one hand, and the Company on the other, shall be borne solely and entirely by the party that has incurred the same; provided, that if the Merger occurs,
Parent agrees to pay, and shall cause the Surviving Corporation to pay, any unpaid fees and expenses of the Company (including fees and expenses of its counsel and other advisors) in connection with the consummation of the transactions contemplated by this Agreement.

      Section 11.5  Severability. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to amend or modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      Section 11.6  Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without, in the case of Parent, the prior written approval of the Company and, in the case of the Company, the prior written approval of Parent.

      Section 11.7  No Third Party Beneficiaries. Except as set forth in Section
9.1, Section 11.6, and the introductory paragraph of Article V hereof, nothing herein expressed or implied

                                       34

shall be construed to give any person other than the parties hereto (and their successors and assigns as permitted herein) any legal or equitable rights hereunder.

      Section 11.8  Counterparts; Delivery by Facsimile. This Agreement may be
executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

      Section 11.9  Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto; (b) waive any inaccuracies in the representations and breaches of the warranties of the other party contained herein or in any document delivered pursuant hereto; and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      Section 11.10 No Constructive Waivers. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, agreement or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      Section 11.11 Further Assurances. The parties hereto shall use their commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party hereto may reasonably request in order to carry out fully the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

      Section 11.12 Recitals. The recitals set forth above are incorporated herein and, by this reference, are made part of this Agreement as if fully set forth herein.

      Section 11.13 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                       35

      Section 11.14 Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of law principles.

      Section 11.15 Dispute Resolution. The parties hereto shall initially attempt to resolve all claims, disputes or controversies arising under, out of or in connection with this Agreement by conducting good faith negotiations amongst themselves. If the parties hereto are unable to resolve the matter following good faith negotiations, the matter shall thereafter be resolved by binding arbitration and each party hereto hereby waives any right it may otherwise have to the resolution of such matter by any means other than binding arbitration pursuant to this Section 11.15. Whenever a party shall decide to institute arbitration proceedings, it shall provide written notice to that effect to the other parties hereto. The party giving such notice shall, however, refrain from instituting the arbitration proceedings for a period of sixty (60)
days following such notice. During this period, the parties shall make good faith efforts to amicably resolve the claim, dispute or controversy without arbitration. Any arbitration hereunder shall be conducted in the English language under the commercial arbitration rules of the American Arbitration
Association. Any such arbitration shall be conducted in New York, New York by a panel of three arbitrators: one arbitrator shall be appointed by each of Parent and Company; and the third shall be appointed by the American Arbitration
Association. The panel of arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on the claim, dispute or controversy in question would be barred under this Agreement or by the applicable statute of limitations. The prevailing party in any arbitration in accordance with this
Section 11.15 shall be entitled to recover from the other party, in addition to any other remedies specified in the award, all reasonable costs, attorneys' fees and other expenses incurred by such prevailing party to arbitrate the claim, dispute or controversy.

      Section 11.16 Interpretation.

            (a)     When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

            (b)     Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words
      "without limitation."

            (c)     The words "hereof", "hereby", "herein" and "herewith" and
      words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

            (d)     The words "knowledge," or "known to," or similar terms, when used in this Agreement to qualify any representation or warranty, refers to the knowledge or awareness of certain specific facts or circumstances related to such representation or warranty of the persons in the
      Applicable Knowledge Group (as defined herein) which a

                                       36

      prudent business person would have obtained after reasonable investigation or due diligence on the part of any such person. For the purposes hereof, the "Applicable Knowledge Group" with respect to the Company shall be
      Peter van Praag and William Kirkland . For the purposes hereof, the
      "Applicable Knowledge Group" with respect to Parent and the Acquisition
      Corp. shall be Sam Medley.

            (e)     The word "subsidiary" shall mean any entity of which at
      least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such entity is owned, directly or indirectly by another entity or person.

            (f)     For purposes of this Agreement, "ordinary course of
      business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

            (g)     The plural of any defined term shall have a meaning
      correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            (h)     A reference to any legislation or to any provision of any
      legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto, unless the context requires otherwise.

            (i)     The parties hereto have participated jointly in the
      negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                [The remainder of this page intentionally blank]

                                       37

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                         COMPANY:

                                         COLLEXIS HOLDINGS, INC.

                                         By:       /s/PETER VAN PRAAG
                                                 -------------------------
                                                 Peter van Praag, CEO

                                         PARENT:

                                         TECHNOLOGY HOLDINGS, INC.

                                         By:       /s/SAM MEDLEY
                                                 -------------------------
                                         Name:   Sam Medley
                                                 -------------------------
                                         Title:  President
                                                 -------------------------

                                    EXHIBIT C

                 Directors and Officers of Surviving Corporation

Directors
Mark Germain
William Kirkland
Peter van Praag

Officers
William Kirkland - President and CEO
Peter van Praag - CEO, Collexis Europe
Stephen A. Leicht - Vice President Sales
Edwin Adriaansen - Chief Technology Officer
Bob Schijvenaars - Chief Scientific Officer
Henk Buurman - Vice President Strategy